SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               -------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          MERCURY WASTE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


                                    Minnesota
                    (State of incorporation or organization)
                                   41-1827776
                      (I.R.S. Employer Identification No.)


                     302 North Riverfront Drive, Suite 100A
                               Mankato, Minnesota
                    (Address of principal executive offices)

                                      56001
                                   (Zip Code)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. |_|

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. |_|

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                   Name of Each Exchange on Which
to be so Registered                   Each Class is to be Registered

None.

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
                                (Title of Class)


                                (Title of Class)



ITEM 1.       SECURITIES TO BE REGISTERED

         There are an aggregate of 3,464,097 shares of Common Stock, $.01 par value per share, issued and outstanding. The balance of the information required by Item 1 is incorporated herein by reference to the section entitled "Description of Securities" in the prospectus portion of the registration statement on Form SB-2 of the Registrant, Registration No. 333-17399, which Registration Statement shall be deemed to be incorporated by reference herein.

ITEM 2.       EXHIBITS

         I.   1.   Articles of Incorporation, incorporated by reference to
                   Exhibit 3.1 to the Registrant's Registration Statement on
                   Form SB-2, Registration No. 333- 17399, as filed on
                   February 28, 1997.

              2. By-laws, incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-17399, as filed on February 28, 1997.

         II.  Not applicable.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   Mercury Waste Solutions, Inc.


                                   By: /S/BRADLEY J. BUSCHER
                                       Bradley J. Buscher
                                       Chief Executive Officer


Dated: May 6, 1997